New York, New York, February 9, 1998 -- Gryphon Holdings Inc. announced today that it has agreed to acquire The First Reinsurance Company of Hartford ("FRH") and certain affiliated entities from Dearborn Risk Management, Inc. for a combination of cash and preferred stock valued at $43.6 million, plus certain other performance-driven contingent consideration. The transaction, which is subject only to regulatory approvals and other customary conditions, is expected to close during the second quarter of 1998.

The purchase consideration of $43.6 million consists of $31.9 million of cash and $11.7 million fair value of a new issue of Gryphon perpetual convertible preferred stock. The preferred stock, which will have a face amount of $14.4 million, will be convertible into 643,672 shares of Gryphon common stock, reflecting a conversion price of $22.44 per share. No cash dividends will be paid or owed during the first four and one-half years; a cash dividend at the rate of 4.0% of the face amount will be paid thereafter. The preferred shares, which are non-callable for three years, have no sinking fund or mandatory redemption features. In connection with the transaction, Gryphon intends to enter into a $55 million credit facility with a group of financial institutions, the proceeds of which will be used to pay the cash portion of the purchase price and to repay existing bank borrowings.

Gryphon has also agreed to underwrite on a prospective basis certain property-casualty program business, currently underwritten by an affiliate of FRH which will remain a subsidiary of Dearborn, that may be transferred by producing agents to FRH or another Gryphon subsidiary. If such business is transferred, Gryphon will pay for it on a contingency basis, related to its underwriting profitability in 1998, 1999, and 2000.

FRH, a Connecticut corporation with headquarters in Chicago, is a specialty insurer of professional liability risks. Through its affiliate, Oakley Underwriting Agency, which is also being purchased by Gryphon in the transaction, FRH provides Directors & Officers and Errors & Omissions coverages for corporations, professional firms, not-for-profit entities, and public entities. Originally chartered as a reinsurance company, FRH currently operates mainly as a primary property and casualty company issuing its own policies in the 29 states in which FRH is licensed as an admitted carrier. To a lesser extent, it has been a reinsurer of Virginia Surety Company (with respect to Oakley-underwritten business) in those states where FRH is not yet licensed to write business. It is anticipated that, over time, all primary policy issuance with respect to FRH's book of business will migrate to FRH or other subsidiaries of Gryphon.

The GAAP shareholders' equity of FRH at December 31, 1997 was approximately $35 million. Its statutory surplus at that date was approximately $31.5 million. FRH is currently rated A- (excellent) by A.M. Best.

The business of FRH and Oakley is managed by John A. Dore, 46, who is President & Chief Executive Officer of FRH and its parent, Dearborn. Following the transaction, Mr. Dore will remain President & Chief Executive of FRH and will be appointed Executive Vice President of Gryphon and Vice Chairman of Gryphon's main operating company, Gryphon Insurance Group ("GIG"). He will also be elected to Gryphon's Board of Directors. Mr. Dore will report directly to Stephen A. Crane, President & Chief Executive Officer of Gryphon and
Chairman & CEO of GIG. In addition to being responsible for FRH and Oakley, Mr. Dore will work closely with Mr. Crane in the implementation of Gryphon's strategic plan, including other possible acquisitions.

In announcing the transaction, Mr. Crane stated, "We are very excited about welcoming The First Reinsurance Company of Hartford to Gryphon. FRH is a high-quality specialty company that embodies our vision of building a highly differentiated underwriting-driven operation based on the development of specialized expertise. This transaction establishes Gryphon as a major player in professional liability, an area of business we find very attractive.
We are very pleased with the terms of the acquisition and of its proposed financing and expect the transaction to be accretive to Gryphon's earnings per share. We are also extremely happy to have John Dore join the Gryphon team. He is a seasoned insurance executive with an excellent professional reputation, and he will add significantly to our senior executive strength and depth."

Gryphon already writes a substantial amount of professional liability coverages for architects, engineers, and other design professionals. After Gryphon acquires FRH, professional liability would represent the Company's largest class of business. Gryphon is also a significant underwriter of West Coast earthquake insurance for commercial insureds.

Dearborn is owned by Castle Harlan Partners II and certain other institutional and individual shareholders. The Castle Harlan partnership, the majority shareholder of Dearborn, is managed by Castle Harlan, Inc., a private New York merchant bank. Following the closing of the transaction, Gryphon will also elect to its Board of Directors John K. Castle, Chairman of Castle Harlan, Inc. and a director of Dearborn. The relationship among Gryphon, Castle Harlan Partners II, and Castle Harlan, Inc. will be governed by a Shareholders Agreement that will be executed by the parties at the time of closing.

In concluding the announcement, Mr. Crane said, "We expect the acquisition of FRH to enhance our specialized expertise, add to our management strength, build toward the achievement of critical mass, and increase our earnings per share. As we continue to pursue our long-term strategic plan, we hope to identify other opportunities to create value for shareholders."

In another development, Gryphon also announced that it will incur a charge in its 1997 results for the strengthening of reserves. The charge will address adverse prior-year development of losses and loss adjustment expenses, a significant portion of which relate to pre-1986 or discontinued lines of business. Quantification of the reserve strengthening has not yet been finalized, but the Company currently estimates that it will report net income
(after the charge) for 1997 of between $1.25 and $1.35 per share, of which $.60 per share is attributable to realized capital gains.

Gryphon Holdings operates through its main subsidiary, Gryphon Insurance Group, as a specialty property and casualty underwriting organization. The Company's wholly owned insurance company subsidiaries are Associated
International Insurance Company and Calvert Insurance
Company.




Forward-Looking Information: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of Gryphon may include forward-looking statements which reflect Gryphon's current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors (which are described in more detail elsewhere in documents filed by Gryphon with the Securities and Exchange Commission) include, but are not limited to, uncertainties relating to general economic conditions and cyclical industry conditions, uncertainties relating to government and regulatory policies, volatile and unpredictable developments (including storms and catastrophes), the legal environment, the uncertainties of the reserving process, and the competitive environment in which Gryphon operates. The words "believe", "expect", "anticipate",
"project", "plan", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Gryphon undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.